Exhibit 99.1

Bonanza Creek Energy, Inc. Announces Executive Retirements

Denver, Colorado, March 24, 2014 - Bonanza Creek Energy, Inc. (NYSE:BCEI) (“Bonanza Creek” or the “Company”) today announced that Gary A. Grove, Bonanza Creek’s Executive Vice President of Engineering & Planning, and Patrick A. Graham, Bonanza Creek’s Executive Vice President of Corporate Development, are retiring from the Company, effective April 1, 2014.  Mr. Grove is also retiring as a member of the Company’s Board of Directors.

Marvin Chronister, Director and Interim President & Chief Executive Officer, commented, “On behalf of the Board, I would like to acknowledge the enormous contribution that Gary and Pat made to Bonanza Creek and its predecessor companies.  Their deep knowledge of our asset base and steady presence with all stakeholders have been key elements to the success of the Company.  We are happy for Gary, Pat and their families and wish them every success in the future.”

Mr. Grove commented, “It has been a great pleasure to work alongside the team at Bonanza Creek and shepherd the growth of the organization over the past decade.  I am immensely proud of what we have accomplished to date and, as a stockholder, look forward to watching the Company thrive for many years into the future.”

Mr. Graham added, “I could not be more pleased with the assets and technical teams we have assembled at Bonanza Creek and believe the results of our delineation drilling completed to date provide a visible platform for strong corporate growth in the years to come.”

Messrs. Grove, Graham and other members of the Bonanza Creek team will be attending the 42nd Annual Howard Weil Energy Conference in New Orleans from March 24-26, 2014.

The Company also announced the closing of the sale of its remaining California asset in the Midway Sunset field for approximately $6.0 million.  Concurrent with Mr. Grove’s retirement, the Company is closing its Bakersfield, California office and consolidating all corporate operations in Denver, Colorado.

About Bonanza Creek Energy, Inc.

Bonanza Creek Energy, Inc. is an independent oil and natural gas company engaged in the acquisition, exploration, development and production of onshore oil and associated liquids-rich natural gas in the United States. The Company’s assets and operations are concentrated primarily in the Rocky Mountains in the Wattenberg Field, focused on the Niobrara oil shale, and in southern Arkansas, focused on the oily Cotton Valley sands.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be based on certain assumptions of the Company resulting from management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “forecast,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.

Further information on such assumptions, risks and uncertainties is available in the Company’s SEC filings. The Company refers you to the discussion of risk factors in Part I, Item lA- “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities Exchange Commission on ,February 28, 2014. The Company’s SEC filings are available on the Company’s website at www.bonanzacrk.com and on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information, please contact:

Mr. Ryan Zorn

Vice President - Finance

720-440-61 72

Mr. James Masters

Investor Relations Manager

720-440-6121